EXHIBIT 32


CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of United Mobile Homes, Inc. on Form 10-K for the period ending December 31, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Eugene W. Landy, Chief Executive Officer of the Company and Anna T. Chew, Chief Financial Officer, certify, pursuant to 18 U.S.C. 1350, as adopted pursuant to 906 of the Sarbanes-Oxley Act of 2002, that:

     (1)   The  Report  fully complies with the  requirements  of
     section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2)    The  information  contained  in  the  Report   fairly
     presents, in all material respects, the financial condition and result of operations of the Company.





/s/ Eugene W. Landy
Eugene W. Landy
Chief Executive Officer
March 8, 2004



/s/  Anna T. Chew
Anna T. Chew
Chief Financial Officer
March 8, 2004